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                                                                    EXHIBIT 99.1


                                                                 [WILLIAMS LOGO]

                             [WILLIAMS LETTERHEAD]


NEWS RELEASE


NYSE: WMB


Date:      March 19, 2002


                 WILLIAMS CLOSES TWO-PART $1.5 BILLION DEBT SALE

TULSA, Okla. - Williams (NYSE:WMB) today closed on a two-part debt transaction of $1.5 billion. The energy infrastructure and marketing company sold the securities in a private placement as follows:

         o  $850 million of 30-year notes with a interest rate of 8.75%.

         o  $650 million of 10-year notes with a interest rate of 8.125%.

         Williams will use the proceeds to repay outstanding short-term debt, provide working capital and for general corporate purposes.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

                                       ###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.